Exhibit 8.2

December 12, 2014

Cole Corporate Income Trust, Inc.

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

Ladies and Gentlemen:

We have acted as counsel to Cole Corporate Income Trust, Inc., a Maryland corporation (the “Company”), in connection with the proposed merger (the “Merger”) of the Company with and into SC Merger Sub LLC, a Maryland limited liability company (“SIR Merger Sub”) and a wholly-owned subsidiary of Select Income REIT, a Maryland real estate investment trust (“SIR”), with SIR Merger Sub as the surviving company in the Merger. The Merger will be consummated pursuant to the Agreement and Plan of Merger, dated as of August 30, 2014 (the “Merger Agreement”). This opinion letter is being delivered in connection with the joint proxy statement/prospectus (the “Joint Proxy Statement”) included in the registration statement on Form S-4 (Registration No. 333-199445) (the “Registration Statement”). We are rendering this opinion letter regarding (i) the qualification of the Merger as a reorganization within the meaning of Section 368(a)

MORRIS, MANNING & MARTIN, LLP

Cole Corporate Income Trust, Inc.

December 12, 2014

of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) the accuracy of the discussion in the Registration Statement under the caption “Material United States Federal Income Tax Considerations — Material United States Federal Income Tax Consequences of the Merger.”  All capitalized terms used herein and not defined herein shall have the same meanings ascribed to them in the Merger Agreement.

In rendering our opinions, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations and warranties, and covenants contained in (i) the Merger Agreement (including any exhibits and schedules thereto), (ii) the Registration Statement and the Joint Proxy Statement, (iii) the respective tax representation letters of the Company and of SIR and SIR Merger Sub delivered to us for purposes of this opinion letter (the “Officer’s Certificates”), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion letter.

In addition, we have assumed, with your consent, that:

1.                                      Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2.                                      The Merger will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement, the Registration Statement and the Joint Proxy Statement, and the Merger will be effective under the laws of the State of Maryland;

MORRIS, MANNING & MARTIN, LLP

Cole Corporate Income Trust, Inc.

December 12, 2014

3.                                      All factual statements, descriptions, representations, warranties, and covenants contained in any of the documents referred to herein (including, without limitation, the Officer’s Certificates) or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the Effective Time, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions, representations, warranties, or covenants which make any such descriptions, representations, warranties, or covenants untrue, incomplete or incorrect at the Effective Time;

4.                                      Any statements, representations or warranties made in any of the documents referred to herein qualified as to knowledge or belief or similarly qualified are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the Effective Time, in each case without such qualification; and

5.                                      Each of the parties to the Merger Agreement will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury Regulations thereunder.

Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties, covenants, agreements or assumptions, or any change after the date hereof in applicable law, could adversely affect our opinions.  In particular, the failure of any of the aforementioned statements, representations, warranties, covenants, agreements or assumptions to be true as of the Effective Time could cause the opinions set forth below to be invalid.  Similarly, any change in applicable law between the date hereof and the Effective Time could also cause the opinions set forth below to be invalid.  No ruling has been or will be sought from the Internal Revenue Service by any party to the Merger Agreement as to the

MORRIS, MANNING & MARTIN, LLP

Cole Corporate Income Trust, Inc.

December 12, 2014

United States federal income tax consequences of any aspect of the Merger.

Based upon and subject to the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.              for United States federal income tax purposes, the Merger, when effective, will be treated as a “reorganization” within the meaning of Section 368(a) of Code, as in effect on the date hereof;

2.              the Company and SIR will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code; and

3.              the discussion in the Registration Statement under the caption “Material United States Federal Income Tax Considerations — Material United States Federal Income Tax Consequences of the Merger,” to the extent it constitutes matters of law, summaries of legal matters or legal conclusions, subject to the assumptions, limitations, and conditions set forth therein, is accurate in all material respects.

This opinion letter represents our best judgment regarding the application of United States federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures, but does not address all of the United States federal income tax consequences of the Merger.  We express no opinion as to United States federal, state, local, foreign, or other tax consequences, other than as set forth herein.  Our opinions are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position.  The discussion and conclusion set forth above are based upon the provisions of the Code, the Treasury Regulations promulgated thereunder, and existing administrative and judicial interpretations thereof, all as in effect as of the date hereof, and all of which are subject to change,possibly with retroactive effect.  Changes in applicable law could

MORRIS, MANNING & MARTIN, LLP

Cole Corporate Income Trust, Inc.

December 12, 2014

adversely affect our opinions. We do not undertake to advise you as to any changes in applicable law or of any new developments in the application or interpretation of the United States federal income tax laws, in each case, after the date hereof that may affect our opinions, including any changes in applicable law that could be implemented between the date hereof and the Effective Time.

This opinion letter is rendered to you pursuant to the Registration Statement.  This opinion letter may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or other entity for any purpose (other than as required by law) without our prior express written consent, except that (i) this opinion letter may be furnished or quoted to judicial or regulatory authorities having jurisdiction over the Company, and (ii) this opinion letter may be relied upon by persons currently entitled to rely on them pursuant to applicable provisions of federal securities law.

We consent to the use of our name under the captions “Material United States Federal Income Tax Considerations — Material United States Federal Income Tax Consequences of the Merger” and “Legal Matters” in the Registration Statement and to the use of this opinion letter for filing as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Most sincerely,

/s/ Morris Manning & Martin, LLP

Morris Manning & Martin, LLP